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                                                                      EXHIBIT 21

                           Epixtar Corp. Subsidiaries

Domestic Subsidiaries

NAME                                                   STATE OF INCORPORATION            DATE OF INCORPORATION
Ameripages, Inc.                                                  DE                            07/24/03
B2B Advantage, Inc.                                               DE                            07/24/03
Epixtar Communications Corp.                                      FL                            06/25/02
Epixtar International Contact Center
Group, Inc.                                                       DE                            07/24/03
Epixtar Marketing Corp.                                           FL                            04/08/96
Epixtar Prepaid Communications Corp.                              DE                            07/24/03
Epixtar Solutions Corp.                                           DE                            07/24/03
Liberty Online Services, Inc.                                     DE                            07/24/03
National Online Services, Inc.                                    DE                            07/24/03
NOL Group, Inc.                                                   DE                            07/24/03
One World Public Communications Corp.                             DE                            07/24/03
Voxx Corporation                                                  FL                            08/11/04


Foreign Subsidiaries

NAME                                                   COUNTRY OF INCORPORATION            DATE OF INCORPORATION
Epixtar Information Technology
Private, Ltd.                                                   India                            11/05/03
Epixtar International Contact
Centers, Ltd.                                                 Mauritius                          08/08/03
Epixtar Philippines IT-Enabled
Services Corp.                                               Philippines                         07/24/03
IMS International, Inc.                                      Philippines                         09/08/03